Exhibit 99.1        Press Release - January 10, 2017

SIMPSON STRONG-TIE COMPANY INC.
ANNOUNCES ACQUISITION OF CG VISIONS, INC.

Pleasanton, Calif. - Simpson Strong-Tie, an industry leader in engineered structural connectors and building solutions and a subsidiary of Simpson Manufacturing Co., Inc., recently acquired CG Visions, Inc., a U.S. company providing BIM (Building Information Modeling) technology, services and consultation to the residential building industry. The strategic acquisition is expected to help Simpson Strong-Tie deepen its partnerships with top builders throughout the country by offering scalable and flexible BIM software solutions to help builders control costs and increase efficiency throughout every stage of the home building process.

CG Visions was started in 2000 by David Bozell, a professor in the Department of Computer Graphics at Purdue University. From 2000-2002, David brought in three other partners, Cory Shively, Scott Schultz and Tim Beckman, to bring new ideas and experience in the digital media and construction fields. The team developed its own BIM and estimation tools and is an established company serving national mid-sized to large production builders in the Top 100.

“We are excited about this new partnership with CG Visions. We’re able to provide builders with choices in BIM and estimation solutions to help them increase efficiency at all stages of the development and building process, while strengthening our value proposition of being the trusted provider of building solutions to the construction industry,” said Simpson Strong-Tie President of North American Sales Roger Dankel.

CG Visions’ President David Bozell added, “The team at CG Visions is thrilled that a partnership with Simpson Strong-Tie will bring truly innovative BIM solutions to an already trusted builder partner network, and we plan to strengthen the products and services already in place while exploring innovative ideas from our current and future customers. The emphasis both companies place on exceptional customer service will result in an unparalleled offering to the builder market.”

The company’s 75 employees will remain at CG Visions' headquarters in Indiana at the closing of the acquisition. Builders interested in working with CG Visions should contact the sales team in Lafayette at 888-988-4BIM.

About Simpson Strong-Tie Company Inc.

For 60 years, Simpson Strong-Tie has focused on creating structural products that help people build safer and stronger homes and buildings. Considered a leader in structural systems research, testing and innovation, Simpson Strong-Tie works closely with industry professionals to provide code-listed, field-tested products and value-engineered solutions. Its structural products are recognized for helping structures resist high winds, hurricanes and seismic forces. The company’s extensive product offering includes engineered structural connectors, fasteners, fastening systems, lateral-force resisting systems, anchors and products that repair, protect and strengthen concrete. From product development and testing to training, engineering and field support, Simpson Strong-Tie is committed to helping customers succeed. For more information, visit strongtie.com and follow us on facebook.com/strongtie, twitter.com/strongtie, YouTube and LinkedIn.

About CG Visions, Inc.

For 16 years, CG Visions has been a technology provider for national mid-sized to large production builders. In a world that is becoming increasingly technology-based, CG Visions stands out as a BIM consulting firm and developer of scalable technologies that is striving to assist builders to “do more with less”, in order to make homebuilding more efficient and cost-effective. With software solutions such as BIM Pipeline, e-Home, and Quickstart, CG Visions can help homebuilders implement technologies to streamline their building processes. Learn more at CG Visions.com.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including but not limited to, the expectations of Simpson Manufacturing Co., Inc. and Simpson Strong-Tie Company Inc. (collectively, the “Company”) with respect to the acquisition of CG Visions, Inc., and the integration of CG Visions' technologies and services with the Company's products, as well as their expected impact on the Company’s future business, financial condition and results of operations, are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” "will," "change," “intend,”

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“target,” “future,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company's operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and construction business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company's plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the U.S. Securities and Exchange Commission (the “SEC”) including, without limitation, most recently the Company's Annual Report on Form 10-K for the period ended December 31, 2015, under the heading Item 1A - "Risk Factors" and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Press Release is specifically qualified in its entirety by the aforementioned factors.

You are hereby advised to carefully read this Press Release in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

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